UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2021

SOC TELEMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39160	84-3131208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1768 Business Center Drive, Suite 100

Reston, Virginia 20190

 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 483-9690

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	TLMD	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock for $11.50 per share	TLMDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On May 26, 2021, SOC Telemed, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to a public offering of 8,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Class A common stock”). The price to the public in the offering was $6.00 per share and the Underwriters agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $5.655 per share. In addition, the Company granted the Underwriters a 30-day option to purchase up to 1,200,000 additional shares of Class A common stock at the public offering price, less the underwriting discounts and commissions. The offering closed on June 1, 2021.

The net proceeds to the Company from the offering were approximately $44.6 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to repay outstanding indebtedness under its term loan facility and subordinated note borrowed to fund its recent acquisition of Access Physicians, with any remaining net proceeds used for working capital and general corporate purposes.

The Underwriting Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering was made pursuant to our registration statement on Form S-1 (Registration No. 333-256230), previously filed with the Securities and Exchange Commission (“SEC”) and declared effective by the SEC on May 26, 2021. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

On May 26, 2021, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1+	Underwriting Agreement, dated May 26, 2021, by and between SOC Telemed, Inc. and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein.

99.1	Press Release, dated May 26, 2021.

+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company hereby agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOC Telemed, Inc.

Date: June 1, 2021	By:	/s/ Eunice Kim
	Name:	Eunice Kim
	Title:	General Counsel and Corporate Secretary

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